Exhibit 99.1

NEWS RELEASE Lakes Entertainment, Inc. 130 Cheshire Lane, Suite 101 Minnetonka, MN 55305 952-449-9092 952-449-9353 (fax) www.lakesentertainment.com (NASDAQ: LACO)

FOR FURTHER INFORMATION CONTACT:

Timothy Cope – 952-449-7030

FOR IMMEDIATE RELEASE:

April 29, 2013

LAKES ENTERTAINMENT, INC. ANNOUNCES

CONTROLLED CASINO DEMONSTRATION TO BE HELD AT

ROCKY GAP CASINO RESORT ON MAY 20

MINNEAPOLIS, April 29, 2013 - Lakes Entertainment, Inc. (NASDAQ:LACO) announced that it has received approval for its Rocky Gap Casino Resort project, located near Cumberland, Maryland, to conduct a controlled casino demonstration on Monday, May 20 from 11:00 a.m. to 7:00 p.m. under the supervision of the Maryland Lottery and Gaming Control Agency. The outcome will determine when the casino will officially open to the public.

“We look forward to completing a successful controlled demonstration, which will allow us to test all of the elements of the new casino,” said Tim Cope, President of Lakes. “Once we successfully complete the controlled demonstration and satisfy the Maryland Lottery and Gaming Control Agency we expect to receive approval to officially open the casino as soon as May 22nd.”

Reservations and Information

To make a hotel reservation, reserve a tee time, or for more information about Rocky Gap Casino Resort, please call 1(800)724-0828 or visit www.rockygapresort.com.

About Rocky Gap Casino Resort

Rocky Gap Casino Resort, located near Cumberland, Maryland in the heart of Allegany County, is a AAA 4-Diamond Award® winning resort featuring a hotel, four restaurants, the only Jack Nicklaus Signature Golf Course in Maryland, a spa, indoor/outdoor pool, gift shop, and several outdoor recreational activities. The casino will feature approximately 550 slot machines, 10 table games, and a casino bar. A new event center is expected to open in the fourth quarter of 2013. Rocky Gap Casino Resort is owned by Evitts Resort, LLC, a subsidiary of Lakes Entertainment, Inc. (NASDAQ: LACO). More information is available at: www.rockygapresort.com.

About Lakes Entertainment

Lakes Entertainment, Inc. currently owns the Rocky Gap Casino Resort near Cumberland, Maryland. Lakes has a management agreement with the Shingle Springs Band of Miwok Indians to manage the Red Hawk Casino. Lakes has an investment in Rock Ohio Ventures, LLC’s casino developments in Ohio.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, need for potential future financing to meet Lakes’ development needs; those relating to the inability to complete or possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management or development contracts; Lakes operates in a highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; reliance on Lakes' management and litigation costs. For more information, review the company's filings with the Securities and Exchange Commission.

# # #